UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2016

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 26, 2016, Malvern Bancorp, Inc. (the “Company”), the holding company for Malvern Federal Savings Bank (the “Bank”), reported its results of operations for the quarter and fiscal year ended September 30, 2016.

For additional information, reference is made to the Company's press release dated October 26, 2016, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto as Exhibit 99.1 is being furnished to the Securities and Exchange Commission (the "SEC") and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2016, Malvern Bancorp, Inc. (the “Company”), the holding company for Malvern Federal Savings Bank (the “Bank”), announced that at its Board meeting on October 25, 2016, the Company named Andrew Fish to the boards of directors of the Company and the Bank. Mr. Fish is a Director of The Real Estate Equity Company (“TREECO”) in Englewood, New Jersey. Mr. Fish is responsible for leasing of the entire firm’s real estate portfolio, acquisitions and development projects. TREECO owns and manages over 1.5 million square feet of primarily class A shopping centers.

A copy of the press release announcing the appointment of Mr. Fish is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
99.1 (furnished, not filed)	Press release dated October 26, 2016
99.2 (filed)	Press release dated October 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: October 28, 2016	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated October 26, 2016
99.2	Press release dated October 27, 2016